UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Watermark Lodging Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of Annual Meeting of Stockholders to be Held Wednesday, June 16, 2021

April 29, 2021

Dear WLT Stockholder,

On Wednesday, June 16, 2021 at 9:30 a.m. local Chicago time, Watermark Lodging Trust, Inc., a Maryland corporation ("WLT"), will hold its 2021 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be a "virtual meeting" held via live webcast at www.virtualshareholdermeeting.com/WLT2021.

We are holding the Annual Meeting:

•
to consider and vote upon a proposal to elect seven Directors to serve until the 2022 annual meeting and until their respective successors are duly elected and qualify;

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to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement;

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to approve, on a non-binding, advisory basis, the frequency of future non-binding, advisory votes on the compensation of our named executive officers;

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to ratify the appointment of PricewaterhouseCoopers LLP as WLT's Independent Registered Public Accounting Firm for 2021; and

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to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only stockholders of record who owned stock at the close of business on April 23, 2021 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

WLT mailed this Proxy Statement, proxy card and its Annual Report to stockholders on or about May 6, 2021.

By Order of the Board of Directors

Christine Isfan
Corporate Secretary

HOW TO VOTE

INTERNET	PHONE	MAIL	IN PERSON
Whether or not you attend, it is important that your shares be represented and voted at the Annual Meeting.

You may vote your shares by telephone or through the Internet, as described in the enclosed proxy card. You may also vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the business reply envelope provided. If you attend the Annual Meeting, you may withdraw your previously submitted proxy and vote in person.

Important Notice Regarding Availability of Proxy Materials For the 2021 Annual Meeting of Shareholders to Be Held on June 16, 2021:
You can access proxy materials including our 2020 annual report to shareholders at www.proxyvote.com.

1	Questions & Answers

3	Proposal One:Election of Directors

	3	Nominating Procedures

	4	Nominees for the Board of Directors

14	Executive Officers

15	Governance Matters

	15	Board's Role in Risk Oversight and Its Leadership Structure

	16	Board Meetings and Directors' Attendance

	16	Code of Ethics

	16	Certain Relationships and Related Transactions

	17	Policies and Procedures with Respect to Related Party Transactions

	17	Stockholder Communications

19	Compensation of Directors—Fiscal 2020

	19	Compensation Committee Interlocks and Insider Participation

21	Proposal Two:Non-Binding, Advisory Vote To Approve Named Executive Officer Compensation

22	Proposal Three:Non-Binding, Advisory Vote On The Frequency Of Future Non-Binding, Advisory Votes On The Compensation Of Our Named Executive Officers

23	Compensation of Executive Officers—Fiscal 2020

	23	Compensation Discussion and Analysis

	23	Background

	23	Named Executive Officers

	23	CEO Employment Agreement

	25	Other Executive Employment Agreements

	26	General Philosophy and Objectives

	27	Compensation Decision-Making Process

	27	Role of the Board of Directors and the Compensation Committee

	27	Role of the Compensation Consultant

	27	Annual Process

	28	Risk and Compensation

	28	2020 Performance Goals

	29	Use of Peer Employees

	30	Executive Compensation Tables

	30	Summary Compensation Table

	31	2020 Grants of Plan-Based Awards

	31	2020 Equity Awards at Fiscal Year End

	31	2020 Stock Vested

	32	Change of Control Provisions

	32	Anti-Hedging and Anti-Pledging Policies

	32	CEO Pay Ratio

33	Report of the Compensation Committee

34	Securities Ownership of Certain Beneficial Owners and Management

35	Equity Compensation Plan Information

36	Delinquent Section 16(a) Reports

37	Board Committees

38	Report of the Audit Committee

39	Audit Committee Matters

	39	Fees Billed by PricewaterhouseCoopers LLP During Fiscal Years 2020 and 2019

	39	Pre-Approval by Audit Committee

40	Proposal Four:Ratification of Appointment of Independent Registered Public Accounting Firm

WATERMARK LODGING TRUST, INC.

PROXY STATEMENT
April 29, 2021

Questions & Answers

The accompanying proxy is solicited by the Board of Directors of Watermark Lodging Trust, Inc., a Maryland corporation, for use at its 2021 annual meeting of stockholders (the "Annual Meeting") to be held on June 16, 2021 at 9:30 a.m. Chicago local time, or any postponement or adjournment thereof. As used herein, "WLT," the "Company," "we" and "us" refer to Watermark Lodging Trust, Inc., a non-listed real estate investment trust ("REIT") focused on lodging and lodging-related properties. WLT was formerly known as Carey Watermark Investor 2 Incorporated ("CWI 2").

Who is soliciting my proxy?

The Board of Directors of WLT is sending you this Proxy Statement and enclosed proxy card.

Who is entitled to vote at the Annual Meeting?

Stockholders of record of WLT as of the close of business on April 23, 2021 (the "Record Date") are entitled to vote at the Annual Meeting or at any postponement or adjournment of the Annual Meeting.

How many shares may vote?

At the close of business on the Record Date, WLT had 167,634,718 shares of Class A Common Stock outstanding and 61,095,773 shares of Class T Common Stock outstanding, all of which were entitled to vote. Every stockholder of both Class A and Class T shares is entitled to one vote for each share held.

How do I vote?

You may vote your shares by either attending the Annual Meeting or authorizing a proxy by mail, by telephone or on the Internet. To authorize a proxy, sign and date the enclosed proxy card and return it in the enclosed envelope, or follow the instructions on the enclosed proxy card for authorizing your proxy by telephone or on the Internet. If you return your proxy card by mail but fail to mark your voting preference, your shares will be voted FOR each of the nominees listed in Proposal One, FOR the non-binding, advisory approval of named executive officers' compensation in Proposal Two, FOR the frequency of one year for the non-binding, advisory approval of the frequency of future non-binding, advisory votes on the compensation of our named executive officers in Proposal Three, FOR the ratification of the appointment of our independent registered public accounting firm in Proposal Four, and as recommended by the Board of Directors with regard to all other matters in its discretion.

We suggest that you return a proxy card even if you plan to attend the Annual Meeting.

May I revoke my proxy?

Yes, you may revoke your proxy at any time before the meeting by notifying WLT's Corporate Secretary, Christine Isfan, in writing or submitting a new proxy card, or by voting in person at the Annual Meeting. The mailing address of WLT is 150 North Riverside Plaza, Suite 4200, Chicago, Illinois 60606. You should mail your notice of revocation of proxy to that address.

Will my vote make a difference?

Yes. Your vote is needed to ensure that the proposals can be acted upon. Because we are a widely held company, YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

What is a quorum?

A quorum is the presence, either in person or by proxy, of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting. There must be

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Questions & Answers

a quorum for the meeting to be held. In accordance with Maryland law, abstentions, withholds and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. For purposes of determining the approval of any matter submitted to the stockholders for a vote, however, the election inspectors will treat abstentions and broker non-votes as unvoted.

What vote is needed to approve each proposal?

The affirmative vote of the holders of a majority of our shares of common stock, present in person or by proxy, at a duly called meeting of stockholders is required to elect a Director. Each share may be voted for as many individuals as there are Directors to be elected. No stockholder shall have the right to cumulative votes.

The compensation of our named executive officers is approved on a non-binding, advisory basis by the affirmative vote of the holders of a majority of the votes cast by shares of common stock, present in person or by proxy, at a duly called meeting of stockholders.

The frequency for the non-binding, advisory vote on the compensation of our named executive officers is approved on a non-binding, advisory basis by the affirmative vote of the holders of a majority of the votes cast by shares of common stock, present in person or by proxy, at a duly called meeting of stockholders. If none of the options receive a majority of the votes cast, it is the intention of the Board of Directors to treat the option that receives the most votes as the option selected by the stockholders.

The affirmative vote of a majority of the votes cast by shares of common stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021.

Unless otherwise required by our Charter or Maryland law, other matters properly submitted for approval by the stockholders must receive the affirmative vote of a majority of the votes cast at the Annual Meeting.

How is my vote counted?

If you properly execute a proxy card in the accompanying form, and we receive it prior to voting at the Annual Meeting, the shares that the proxy represents will be voted in the manner specified on the proxy card. If no specification is made, the shares will be voted FOR the nominees for Director in Proposal One, FOR the non-binding, advisory approval of named executive officers' compensation in Proposal Two, FOR the frequency of one year for the non-binding, advisory approval of the frequency of the non-binding, advisory vote on the compensation of our named executive officers in Proposal Three, and FOR the ratification of the appointment of our independent registered public accounting firm in Proposal Four and as recommended by the Board of Directors with regard to all other matters in its discretion.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting, who will determine whether or not a quorum is present.

How will voting on stockholder proposals be conducted?

We do not know of other matters that are likely to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, your signed proxy card gives authority to the persons named therein to vote your shares on those matters in accordance with their discretion.

Who will pay the cost for this proxy solicitation and how much will it cost?

WLT will pay the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy card. We intend to retain a solicitation firm, Broadridge Investor Communications Solutions Inc., to assist in the solicitation of proxies for a fee estimated to be up to $40,000, plus out-of-pocket expenses. We may ask banks, brokers, and other custodians, nominees and fiduciaries to forward copies of the Proxy Statement to their principals and request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

2      |     Proxy Statement and Notice of 2021 Annual Meeting

Proposal One: Election of Directors

At the Annual Meeting, you and the other stockholders will elect seven Directors, each to hold office until the next Annual Meeting of stockholders and until his or her successor is duly elected and qualifies, except in the event of death, resignation or removal. If a nominee is unavailable for election, the Board of Directors may reduce its size or designate a substitute.

If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. No circumstances are presently known that would render the nominees unavailable. Each of the nominees is currently a member of the Board of Directors.

In addition to the seven Directors being considered for reelection at the Annual Meeting, the holders of our 12% Series B Cumulative Redeemable Preferred Stock have the right to designate and elect, voting as a separate class, two Directors. The holders of the Series B Preferred Stock have designated Russell Gimelstob and Alex Halpern as Directors to serve until the 2022 Annual Meeting and until their successors are duly qualified. Their election is not subject to the approval of our common stockholders.

The Board of Directors recommends a vote FOR each of the nominees.

Nominating Procedures

WLT's Board of Directors has designated a separate Nominating and Governance Committee, comprised of Charles S. Henry (Chairman), Michael D. Johnson, Katherine G. Lugar and William H. Reynolds, Jr., as of the date of the Proxy Statement. The Nominating and Governance Committee develops and reviews background information for all candidates for the Board of Directors, including those recommended by stockholders. Pursuant to our Charter, the Independent Directors act together to evaluate and nominate other Independent Directors. If there are no Independent Directors at a particular time, then Independent Directors shall be nominated by the full Board of Directors.

Any stockholders entitled to vote at any regular or special meeting of stockholders may recommend Director candidates for inclusion by the Board of Directors in the slate of nominees that the Board of Directors recommends to stockholders for election. The qualifications of recommended candidates will be reviewed by the Nominating and Governance Committee on behalf of the Board of Directors. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election as a Director by the stockholders, his or her name will be included in the Proxy Statement and proxy card for the stockholder meeting at which his or her election is recommended.

Assuming that appropriate biographical and background material is provided for Director candidates recommended by stockholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board of Directors or by other persons. The process followed by the Nominating and Governance Committee to identify and evaluate candidates includes requests to Board of Directors members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Governance Committee. The Nominating and Governance Committee is authorized to retain advisors and consultants and to compensate them for their services.

In considering whether to recommend any candidate for inclusion in the Board of Directors' slate of recommended Director nominees, including

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Proposal One: Election of Directors

candidates recommended by stockholders, the Board of Directors will apply the criteria set forth in our Charter and will also consider the candidate's integrity, business acumen, age, experience, diligence, potential conflicts of interest and the ability to act in the interests of all stockholders. The Board of Directors does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of the Directors, considered as a group, should provide a significant mix of experience, knowledge and abilities. The Board of Directors recommends a vote FOR each of the nominees.

Stockholders may nominate individuals for election to the Board of Directors by complying with the notice procedures set forth in our Bylaws. Please see the section titled "Stockholder Communications" in this Proxy Statement for a description of the notice procedures and the address to which such notice should be sent.

The nominating stockholder's notice must set forth, as to each individual whom the stockholder proposes to nominate for election or re-election as a Director:

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the name, age, business address and residence address of such individual;

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the class, series and number of any shares of WLT stock that are beneficially owned by such individual;

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the date such shares were acquired and the investment intent of such acquisition; and

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all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected).

Also, the stockholder giving notice must provide:

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as to such stockholder and any Stockholder Associated Person*: the class, series and number of all shares of WLT stock owned, if any; and if any shares are owned beneficially, but not of record, the nominee holder and number of shares owned;

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as to such stockholder and any Stockholder Associated Person, the name and address of such stockholder, as they appear on WLT's stock ledger; and the current name and address, if different, of such Stockholder Associated Person; and

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to the extent known by such stockholder, the name and address of any other stockholder supporting the nominee for election or re-election as a Director.

The Nominating and Governance Committee may require any proposed nominee to furnish such other information as may reasonably be required by WLT or the Nominating and Governance Committee to determine the eligibility of such proposed nominee to serve as a Director. The Nominating and Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The chairman of the meeting of stockholders held for purposes of voting on the proposed nominee's election shall, if the facts warrant, determine and declare to the stockholders at such meeting that a nomination was not made in accordance with the foregoing procedures and that such defective nomination shall be disregarded.

Nominees for the Board of Directors

Unless otherwise specified, proxies will be voted FOR the election of the named nominees.

Detailed biographical and other information on each nominee for election to the Board of Directors is provided below. Following each nominee's biographical information, we have provided information concerning the particular attributes, experience and/or skills that have led the Board of Directors to determine that each nominee should serve as a Director.

*
"Stockholder Associated Person" of any stockholder means: (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder; (ii) any beneficial owner of shares of WLT stock owned of record or beneficially by such stockholder; and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

4      |     Proxy Statement and Notice of 2021 Annual Meeting

Nominees for the Board of Directors

MICHAEL G. MEDZIGIAN Age: 61 Director Since 2015
Mr. Michael Medzigian has served as Chief Executive Officer of WLT since May 2014, as President and a director since February 2015 and as Chairman since April 2020. He also served as Chief Executive Officer and President of Carey Watermark Investors Incorporated ("CWI 1") from March 2008 and as a director from September 2010 until CW1 1's merger into WLT in April 2020. Mr. Medzigian has been Chairman and Managing Member of Watermark Capital Partners, LLC ("Watermark Capital"), a private real estate investment firm, since its formation in May 2002. Through 2001, Mr. Medzigian was President and Chief Executive Officer of Lazard Freres Real Estate Investors and a managing director of Lazard, where he was recruited to oversee the repositioning of Lazard's real estate private equity fund operations, one of the largest real estate repositionings in history. From 1994 to 1999, Mr. Medzigian was a founding partner of Olympus Real Estate Corporation, the real estate fund management affiliate of Hicks, Muse, Tate and Furst Incorporated. At Olympus he acquired and oversaw an extensive portfolio of lodging assets and companies. Earlier in his career, Mr. Medzigian was President of Cohen Realty Services, a Chicago-based real estate investment services firm, he founded and was national director of the Hospitality Consulting Practice at Deloitte & Touche, and he held various management positions with Marriott Corporation. Mr. Medzigian currently serves as a director of the American Hotel & Lodging Association, serves on the Industry Real Estate Finance Council of the American Hotel & Lodging Association, and is the immediate past Chairman and current director of the Hospitality Investment Roundtable of the American Hotel & Lodging Association. Previously, Mr. Medzigian served as Chairman and a director of Atria, Inc., Chairman and a director of Kapson Senior Quarters Corp., President, Chief Executive Officer and a director of Park Plaza International, President, Chief Executive Officer and a director of RockResorts, and as a director of American Apartment Communities, the American Seniors Housing Association, Arnold Palmer Golf Management, the Assisted Living Federation of America, Dermody Properties, iStar Financial (including serving on its audit and compensation committees), Kemayan Hotels and Leisure (Australian ASX), and the Rubenstein Company. Mr. Medzigian also currently serves on the Marriott Owner Advisory Council. He has also been a member of the Dean's Advisory Board of the Cornell University School of Hotel Administration, the Urban Land Institute (Chairman, Hotel Development Council), and the Young Presidents' Organization (Executive Committee Member). Mr. Medzigian received a Bachelor of Science from Cornell University. Mr. Medzigian's extensive experience in a broad range of investing activities in lodging assets, his executive experience with Watermark Capital and his involvement in various companies, associations, and councils in the hospitality industry led us to conclude that he should serve as a member of the combined company's board of directors. As Chief Executive Officer and President, Mr. Medzigian will make information and insight about WLT's business directly available to the directors in their deliberations.

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Nominees for the Board of Directors

RUSSELL L. GIMELSTOB* Age: 42 Director Since 2020
Mr. Gimelstob has served as an independent director of the WLT Board since July 2020. Mr. Gimelstob has been Chief Executive Officer of Ascendant Capital Partners since its founding in 2019. Prior to founding Ascendant, Mr. Gimelstob was Head of Acquisitions, Partner, Managing Director and Member of the Investment Committee of Dune Real Estate Partners, a manager of real estate private equity funds. Prior to joining Dune in 2005, Mr. Gimelstob held the role of Analyst in the Real Estate Investment Banking Division and traded commercial mortgage-backed securities in the Fixed Income, Currencies, and Commodities Division of Goldman Sachs. Mr. Gimelstob is a member of the Fisher Center Policy Advisory Board at the University of California Berkeley's Haas School of Business. Mr. Gimelstob received an M.P.A. in 2002 and a B.A. with Distinction in 2001 from Cornell University.

*
Independent Director

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Nominees for the Board of Directors

ALEXANDER N. HALPERN* Age: 35 Director Since 2020
Mr. Halpern has served as an independent director of the WLT Board since July 2020. Mr. Halpern has been Founding Managing Partner and Head of Hospitality of Ascendant Capital Partners since its founding in 2019. Mr. Halpern is responsible for the oversight of Ascendant's investment activities, as well as the management of the firm's hospitality investments. Mr. Halpern also sits on the board of BHI Residential, one of Ascendant's early investments. Prior to joining Ascendant, Mr. Halpern was a Senior Vice President at Highgate Capital Investment and its affiliate Highgate Hotels, the largest investor-operator of hospitality assets within North American gateway markets. Prior to joining Highgate, Mr. Halpern was a Senior Analyst at Merrill Lynch in its real estate investment banking division, where he focused primarily on corporate real estate merger and acquisitions as well as defense advisory work in the hospitality, retail, and strip center spaces. Mr. Halpern earned a B.B.A. from the University of Michigan's Ross School of Business, graduating with high distinction.

*
Independent Director

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Nominees for the Board of Directors

CHARLES S. HENRY* Age: 68 Director Since 2020
Mr. Henry has served as an independent director of the WLT Board since April 2020, having previously served as an independent director and a member of the audit committee of the CWI 2 board from February 2015 to December 6, 2018. He was lead independent director and chairman of the audit committee of the CWI 1 board from December 2018 to April 2020 until its merger with WLT, having served as an independent director and a member of the audit committee since September 2010. Mr. Henry has served as the President of Hotel Capital Advisers, Inc. ("HCA") since he founded HCA in 1994. Until June 2015, HCA managed a portfolio of hotel real estate and operating company investments with an equity value in excess of $2 billion. HCA's portfolio of assets included the Plaza in New York, the Savoy Hotel in London, and the Four Seasons George V in Paris, as well as hotel company investments that included stakes in Four Seasons Hotels, Fairmont Raffles Hotels International, and Moevenpick Hotels. Mr. Henry also served as a director of Four Seasons Hotels Inc. until the company was taken private in May 2007. Prior to founding HCA, Mr. Henry spent nine years in investment banking at CS First Boston and Salomon Brothers, where he was responsible for capital raising, property sales, and merger and financial advisory assignments in the hotel industry, including the sales of Regent International, Ramada, Holiday Inns, and Motel 6. Earlier in his career, Mr. Henry spent two years on the financial management faculty of the Cornell School of Hotel Administration. Additionally, he worked at Prudential Insurance in hotel asset management and at Hilton International in operations analysis. Mr. Henry received a B.S. in Hotel Administration and an M.B.A. in finance from Cornell University. Mr. Henry's executive experience with HCA, as well as his extensive experience in the investing and management of hotel assets, led us to conclude that he should serve as a member of WLT's Board of Directors.

*
Independent Director

8      |     Proxy Statement and Notice of 2021 Annual Meeting

Nominees for the Board of Directors

MICHAEL D. JOHNSON* Age: 65 Director Since 2020
Mr. Johnson has served as an independent director of the WLT Board since April 2020, having previously served as an independent director and a member of the audit committee of the CWI 2 board from February 2015 to December 6, 2018. He was an independent director and as a member of the audit committee of the CWI 1 board from September 2010 until its merger with WLT in April 2020. Mr. Johnson has served as the President of John Carroll University since June 2018. He served as the Provost of Babson College from July 2016 to April 2018, and was previously Dean of Cornell University's School of Hotel Administration from June 2006 to June 2016. During his time at Cornell, he oversaw programs including the Cornell Program in Real Estate and the university-wide undergraduate minor in real estate. Prior to joining Cornell University in 2006, Mr. Johnson was the D. Maynard Phelps Collegiate Professor of Business Administration from 1998 and a Professor of Marketing from 1995 at the University of Michigan's Ross School of Business. At Michigan, he served as the director of the Center for Customer-Focused Management in Executive Education at the University of Michigan's Ross School of Business from 2004 to May 2006. Mr. Johnson also served as a member of the Executive Committee of the University of Michigan's Ross School of Business from 1996 to 1998. During his career, Mr. Johnson has consulted for a diverse range of companies and public agencies focusing on, among other things, marketing strategy, service management, customer portfolio management and customer satisfaction measurement, and relationship management. Mr. Johnson is a founding member of the University of Michigan's National Quality Research Center where he was instrumental in the development of the American Customer Satisfaction Index. He has authored over 100 academic articles and industry reports over his career and his five books have been published in six different languages. His books include Competing in a Service Economy: How to Create a Competitive Advantage through Service Development and Innovation (Jossey-Bass, 2003) and the award-winning Improving Customer Satisfaction, Loyalty and Profit: An Integrated Measurement and Management System (Jossey-Bass, 2000). Mr. Johnson has served as associate editor of the Journal of Consumer Research and on multiple editorial boards. Mr. Johnson holds a Ph.D. and M.B.A. from the University of Chicago and a Bachelor of Science degree with honors from the University of Wisconsin. Mr. Johnson's distinguished academic career, his expertise in marketing and customer relationship management, his leadership of the leading institution for hospitality industry education and research and his consulting experience in the hospitality industry led us to conclude that he should serve as a member of WLT's Board of Directors.

*
Independent Director

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Nominees for the Board of Directors

KATHERINE G. LUGAR* Age: 50 Director Since 2018
Ms. Lugar has served as an independent director of the WLT Board since December 2018. She has served as the Chief Executive Officer of the American Beverage Association since January 2019, having previously served as the President and Chief Executive Officer of the American Hotel & Lodging Association ("AH&LA"), the largest trade association representing the U.S. lodging industry, from April 2013 to December 2018. In that role, she was responsible for setting the strategic vision for AH&LA and all of its affiliates, while championing the industry's voice on Capitol Hill, within the Administration and beyond Washington, D.C. Working directly with the officers and board of directors, Ms. Lugar transformed AH&LA, growing the 25,000-strong group to its highest point in the organization's history and focusing its core mission on effective advocacy and offensive communications. Ms. Lugar has nearly 25 years of experience in private sector public affairs, working on Capitol Hill and previously served as executive vice president, public affairs, with the Retail Industry Leaders Association ("RILA"), a leading public policy advocate for the retail industry. Before her time at RILA, she was vice president of government relations for Travelers Insurance, serving as the company's chief representative before Congress and the administration. Prior to that, she served as vice president of legislative and political affairs at the National Retail Federation. Ms. Lugar's career in Washington, D.C. began on the staff of Indiana Congressman Tim Roemer. She currently sits on numerous non-profit boards, including the Bipartisan Policy Center, U.S. Travel Association and the Bryce Harlow Foundation, and was named incoming Chair of the Board of the St. Baldrick's Foundation, the largest private sector funder of pediatric cancer research. Ms. Lugar received her B.A. from The University of Colorado—Boulder. Ms. Lugar's experience in the hotel and lodging industry, as well as her extensive experience in public affairs, led us to conclude that she should serve as a member of WLT's Board of Directors.

*
Independent Director

10      |     Proxy Statement and Notice of 2021 Annual Meeting

Nominees for the Board of Directors

ROBERT E. PARSONS, JR.* Age: 65 Director Since 2015
Mr. Parsons has served as an independent director of the WLT Board since February 2015, having served as the lead independent director since April 2016 and chairman of the audit committee between February 2015 and April 2020. He also served as lead independent director of the CWI 1 board from April 2016 to December 6, 2018, having served as an independent director and chairman of the audit committee since September 2010. Mr. Parsons has been the Executive Vice President, Strategy and Business Development since November 2020, having previously served as Chief Financial Officer for the prior 17 years, of Exclusive Resorts, LLC, the preeminent destination club. Mr. Parsons has also served as a director and a member of the audit committee of Nuveen Global Cities REIT, Inc. since January 2018. He also served as a director, member of the audit committee and chairman of the compensation committee of Excel Trust, Inc. from April 2010 to August 2015, when the company was sold. Since 2002, Mr. Parsons has been a Managing Director of Wasatch Investments, a privately held consulting and investment firm. He was the chief financial officer of Host Marriott Corporation from 1995 to 2002. He began his career with Marriott Corporation in 1981 and continued to work in various strategic planning and treasury capacities at the company until it split into Marriott International and Host Marriott Corporation in 1993. After the split, Mr. Parsons served as treasurer of Host Marriott Corporation, a company with over $9 billion in total lodging assets, before being promoted to chief financial officer. Mr. Parsons served as an independent director of CNL Hotels & Resorts, Inc. from 2003 to April 2007, where he was the lead independent director and chaired the audit committee. He also served as chairman of the Hotel Development Council of the Urban Land Institute and as a member and chairman of the National Advisory Counsel of the Graduate School of Management at Brigham Young University. Mr. Parsons received his M.B.A from Brigham Young University and earned his bachelor's degree from the same alma mater in Accounting. Mr. Parsons's extensive senior executive and director experience at several preeminent hospitality companies led us to conclude that he should serve as a member of WLT's Board of Directors.

*
Independent Director

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Nominees for the Board of Directors

WILLIAM H. REYNOLDS, JR.* Age: 72 Director Since 2015
Mr. Reynolds has served as an independent director of the WLT Board since February 2015. He also served as an independent director for CWI 1 from September 2010 to December 6, 2018. Mr. Reynolds has served as the Senior Managing director of MCS Capital, LLC, an affiliate of the Marcus Corporation, since 2011. He was elected Secretary of the College Emeritus by the Board of Trustees of Trinity College, having previously served as the Secretary of the College and the special assistant to its president from November 2008 through May 2012. Mr. Reynolds served as director/Senior Advisor to Thayer Lodging Group of Annapolis, Maryland ("Thayer"), from November 2008 to August 2010, prior to which he served as Thayer's Chief Investment Officer and Managing director from November 2006. Thayer was a private equity fund that invests in hospitality real estate, such as hotels and resorts. At Thayer, Mr. Reynolds directed the selection, underwriting, acquisition and disposition of hotel properties. After graduating from Trinity College in 1971 with a B.A. in English, Mr. Reynolds began his career by earning an M.P.A. from the University of New Haven and working in the town planning and zoning offices in Cheshire, Woodbury, and Southbury. In 1977, Mr. Reynolds joined Portfolio Management, Inc., a commercial real estate developer in Texas and Connecticut, and spent several years acquiring, building, and renovating apartments and condominiums. In 1981, he partnered with an architectural firm and founded City Associates, which developed office properties in Houston. In 1985, Mr. Reynolds joined Metro Hotels, a privately held hotel development and management company in Dallas, where he oversaw development and construction, asset management, and project financing for 12 years. Mr. Reynolds then joined CapStar Hotel Company ("CapStar") as Senior Vice President Development in 1996 and managed the company's acquisition of Metro Hotels in 1998. He held the same position at successors of CapStar, MeriStar Hotels & Resorts, and Interstate Hotels. He then became Chief Investment Officer and Executive Vice President of a public REIT, MeriStar Hospitality Corp., in April 2004 and served until October 2005 when he entered into an agreement with USAA Real Estate Co. ("USAA") to be Managing director of a hotel fund USAA planned to form. Subsequently USAA elected not to form the fund and executed a sale of existing investments, at which point Mr. Reynolds joined Thayer Lodging Group. Mr. Reynolds is a member of the ULI Hotel Development Council and the steering committee for America's Lodging Investment Summit, and formerly was on the advisory committee of Meet the Money, the advisory committee for the Hunter Hotel Investment Conference, and was a Trustee of the American Resort Development Association. He is a frequent panelist and moderator at hospitality industry investment conferences. Mr. Reynolds served as a member of the Trinity College Board of Trustees from 1998 to 2007, and as a member of Trinity's Cornerstone Capital Campaign Executive Committee from its inception in 2006 until the campaign concluded in 2012. In 1996, he was awarded an Alumni Medal for Excellence by Trinity in recognition of his significant contributions to his profession, his community and to the college. Mr. Reynolds' nearly 40 years of experience in real estate development, investments, and strategic planning, involving many facets of hotel development and investment, led us to conclude that he should serve as a member of WLT's Board of Directors.

*
Independent Director

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Nominees for the Board of Directors

SIMON M. TURNER* Age: 59 Director Since 2018
Mr. Turner has served as an Independent Director and a member of the Audit Committee of the Board of Directors since December 2018. He formed Alpha Lodging Partners in 2017 to make selective investments and to provide strategic and transactional advisory services to hospitality sector companies and investors. He currently serves as a member of the Supervisory Board of Steigenberger Hotels, AG. He is also a board member of ESA Hospitality (NASDAQ: STAY) and serves on the Compensation Committee. He served as President, Global Development of Starwood Hotels & Resorts Worldwide from May 2008 to October 2016, where he was responsible for global development activities, including hotel and resort development, property acquisitions and dispositions, franchise and management pipeline expansion and real estate investment management. Prior to Starwood, he served as a Principal of Hotel Capital Advisers, Inc., a hotel investment advisory firm overseeing both hotel brands (Four Seasons and Fairmont) and property investments in North America and Europe, from June 1996 to April 2008. In that position, he led a number of high-profile hotel projects, including the acquisition, financing and repositioning of the Hotel George V in Paris and the Copley Plaza Hotel in Boston. His board service has included Fairmont Raffles Hotels International, and Four Seasons Hotels, Inc. (NYSE: FS). Additionally, Mr. Turner served as an Independent Director of ClubCorp Holdings, Inc., a membership-based leisure company from May 2017 until its sale and privatization later that year. Prior to 1996, he served as a Director of Investment Banking at Salomon Brothers Inc. both in New York and London, where he was responsible for the structuring and execution of a broad range of hotel sector strategies, and in management positions at various other international hospitality firms. He is currently an Adjunct Assistant Professor at NYU's Hospitality and Tourism program and has also lectured frequently at Cornell University's School of Hotel Administration, as well as the university's executive education program, and at Columbia University's real estate graduate program. He was also a Trustee of the Urban Land Institute. He holds a B.S. in Hotel Administration from Cornell University. Mr. Turner's diverse leadership roles over 35 years in the hospitality sector, including as a senior executive and board member with oversight of public and private enterprises, and experience in numerous facets of business operations, strategy and complex transactions, led us to conclude that he should serve as a member of the Board of Directors.

*
Independent Director

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Executive Officers

MICHAEL G. MEDZIGIAN Age: 61 Director Since 2015
Mr. Medzigian became an executive officer when he became our Chief Executive Officer and President in May 2014. Since he is also a Board member, his biography appears above under "Proposal One: Election of Directors—Nominees for the Board of Directors".
MALLIKA SINHA Age: 43
Ms. Sinha serves as Chief Financial Officer of WLT since March 2017. Since that same date, she has also served as a Managing director of W.P. Carey ("WPC") and as Chief Financial Officer of CPA:17—Global Incorporated (until its merger with WPC in October 2018), CPA:18—Global Incorporated (until December 2019) and CWI 1 (until its merger with WLT in April 2020). From February 2015 to March 2017, as Senior Vice President Corporate Finance and then Executive Director, Ms. Sinha oversaw the corporate finance activities of CWI 1, WLT, WPC, CPA:17—Global Incorporated, and CPA:18—Global Incorporated. She joined WPC in June 2011 as Senior Vice President and head of Accounting Policy and oversaw the establishment of company-wide accounting policies and reviewed complex accounting transactions. Before joining WPC, Ms. Sinha started her career in 1999 with PricewaterhouseCoopers LLP and worked in its Mumbai and New York offices until 2011. At PwC, she worked in a variety of roles, last serving as director of Transaction Services, where she advised clients on financing transactions, divestitures, and mergers and acquisitions. She is a chartered accountant from India and received her Bachelor of Commerce degree from the University of Mumbai, India.
SAMUEL C. ZINSMASTER Age: 41
Mr. Zinsmaster is Senior Vice President and Head of Asset Management of WLT since April 2020. In his role, Mr. Zinsmaster oversees all portfolio management related functions. Prior to the formation of WLT, Mr. Zinsmaster served in a similar role at Watermark Capital, the subavisor to CWI 1 and CWI 2 from November 2016 to April 2020. Previously, Mr. Zinsmaster held hotel property level Director of Rooms Operations and Controller positions with Marcus Hotels & Resorts. Sam graduated from the University of Wisconsin—Madison with a Bachelor of Science in Accounting.
BRENDAN M. MEDZIGIAN Age: 30
Mr. Medzigian is Senior Vice President and Head of Transactions since April 2020. In his role, he is responsible for all acquisition, disposition and financing activity of WLT. Prior to joining WLT, Mr. Medzigian served in a similar role for WCP from January 2018 to April 2020. In addition to responsibility for the WLT's asset level transactions, Mr. Medzigian focuses on WLT's corporate financing and strategic transactions. Prior to WCP, he was in the loan originations group at Cantor Commercial Real Estate, with responsibilities including the origination and closing of commercial mortgages, property level underwriting and due diligence for all asset types in the Northeast and Mid-Atlantic United States.

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Governance Matters

Board's Role in Risk Oversight and Its Leadership Structure

Our management is charged with assessing and managing risks associated with our business on a day-to-day basis. We rely on our management's internal processes to identify, manage and mitigate material risks and to communicate with the Board of Directors. The Board of Directors' role is to oversee management's execution of these responsibilities and to assess management's approach to risk management on our behalf. In order to review and understand risk identification, management and mitigation strategies, the Board of Directors and the Audit Committee will receive reports at their regular meetings from management on areas of material risk to WLT. In addition, in April 2020 the Board of Directors created a COVID-19 advisory committee, consisting of four members of the Board of Directors, to assist management in its response to effects and developments of the COVID-19 pandemic.

Our Chairman and Chief Executive Officer has general responsibility for implementing the policies of the Company and for the management of the business and affairs of the Company, and presides over meetings of the full Board of Directors. Our Independent Directors meet regularly in executive session and maintain an open line of communication with our Chairman and our Chief Executive Officer.

Certain Arrangements to Nominate Directors

In connection with the CEO employment agreement described below under "Compensation of Directors and Officers—Fiscal 2020—CEO Employment Agreement," WLT has agreed to nominate Mr. Michael Medzigian to serve as a director on its Board of Directors each year during the employment term and has agreed that he will serve as chairman of the Board during the first 12 months of the employment term and thereafter until replaced as chairman by the affirmative vote of a majority of the Board of Directors (without Mr. Medzigian voting).

Pursuant to the internalization agreement that our predecessors entered into with our former external advisors and their affiliates in respect of the internalization of our management, the parties agreed that, prior to an initial public offering or public stock exchange listing of WLT's common stock, WLT will not modify the size of its Board, consisting of nine members, without the prior written consent of W.P. Carey Inc. ("WPC"), an affiliate of our former external advisor. Additionally, WLT agreed that for so long as WPC beneficially owns WLT capital stock with a value, determined in accordance with the internalization agreement, (i) equal to or greater than $100 million, WPC will have the right to designate two directors for election to the Board of Directors, (ii) equal to or greater than $50 million but less than $100 million, WPC will have the right to designate one director for election to the Board of Directors, and (iii) less than $50 million, WPC will have no right to designate any director for election to the Board of Directors. In connection with our issuance of the Series B Preferred Stock in July 2020, discussed below, WPC agreed that we could increase the size of the Board of Directors to 11 in order to accommodate the right of the holders of Series B Preferred Stock to elect two Directors.

On July 21, 2020, WLT entered into a securities purchase agreement (the "Purchase Agreement") with ACP Watermark Investment LLC (the "Purchaser") and, solely with respect to a guaranty, certain other parties thereto. Pursuant to the Purchase Agreement, WLT issued and sold to the Purchaser 200,000 shares of Series B Cumulative Redeemable Preferred Stock (the "Series B Preferred Stock"), and warrants (the "Warrants") to purchase 16,778,446 units of limited partnership interest of the Operating Partnership ("OP Units") ("Warrant Units"), for an aggregate purchase price of $200.0 million (the "July Capital Raise"). In connection with the July Capital Raise, Purchaser is entitled to designate and elect two directors to serve on the Board of Directors, subject to and in accordance with the terms and conditions of the Purchase Agreement and other governing documents including, without limitation, the requirement that each desginated director is reasonably acceptable to the Board of Directors and the Nominating and Governance Committee. Purchaser has designated Russell Gimelstob and Alexander Halpern as Directors to serve until the 2022 Annual Meeting and until their successors are duly qualified.

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Governance Matters

Board Meetings and Directors' Attendance

There were four regular Board of Directors meetings, and eight additional Board of Directors meetings, held in 2020. There were eight Audit Committee meetings, four Compensation Committee meetings and four Nominating and Governance Committee meetings in 2020. Each Director and committee member attended at least seventy-five percent of the Board meetings and relevant committee meetings held during the year while he or she was a Director. Although there is no specific policy regarding Director attendance at meetings of stockholders, Directors are invited and encouraged to attend. All of our Directors attended the 2020 annual meeting of stockholders held on June 30, 2020.

Code of Ethics

WLT's Board of Directors has adopted a Code of Ethics that sets forth the standards of business conduct and ethics applicable to all of our officers, including our Executive Officers and Directors. This code is available on the Company's website (www.watermarklodging.com) in the "Corporate Governance" section. We also intend to post amendments to or waivers from the Code of Ethics at this location on the website.

Certain Relationships and Related Transactions

Merger and Related Transactions

On April 13, 2020, WLT completed its previously announced combination with CWI 1 and began internalizing. In connection with the internalization, our operating partnership and the operating partnership of CWI 1 redeemed the special general partnership interests held by affiliates of WPC and Watermark Capital. As consideration for the redemption and the other transactions contemplated by the internalization agreement, WLT issued (i) 2,840,549 shares of WLT Class A common stock, to affiliates of WPC and (ii) 1,300,000 shares of WLT Series A preferred stock to affiliates of WPC, with a liquidation preference of $50.00 per share. Our operating partnership issued

2,417,996 limited partnership units to affiliates of Watermark Capital.

Immediately following the redemption, the existing advisory agreements, and sub-advisory agreements, were automatically terminated. Our secured credit facility (the "Working Capital Facility") with WPC as lender was also terminated.

Certain Relationships and Related Transactions in 2020

During 2020 and prior to the closing of the merger in April, we and CWI 1 retained our advisors, pursuant to advisory agreements, to provide advisory services in connection with managing our overall portfolios, including providing oversight and strategic guidance to the independent property operators that manage our properties.

For services provided in 2020, our predecessors, CWI 1 and CWI 2:

•
incurred asset management fees totaling approximately $6.9 million, of which $6.6 million were settled in shares of their respective common stock;

•
paid $0.3 million in loan refinancing fees; and

•
made $4.9 million of expense reimbursements (a portion of which was reimbursed to the subadvisors, as discussed below).

The subadvisors provided services to the advisors during the same period, for which our subadvisors were compensated approximately $1.6 million of personnel and overhead reimbursements to the subadvisors, including approximately $60,000 for each of CWI 1 and CWI 2 with respect to Mr. Medzigian, who was the Chairman and Managing Partner of the subadvisors, which amounts are included in the $4.9 million of expense reimbursements referred to above.

In connection with the internalization, we entered into a transition services agreement with WPC under which WPC agreed to continue to make available to us all of the services that WPC provided to CWI 2 prior to the merger. The term of this transition services agreement

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Governance Matters

is generally 12 months from the effective date of the internalization transaction, with some services surviving for an additional period of time. WPC will be paid its costs of providing the services and will be reimbursed for all expenses of providing the services. During 2020, we paid WPC $1.8 under this agreement, which is included in the $4.9 million of expense reimbursements referred to above.

We also entered into a transition services agreement with Watermark Capital under which Watermark Capital agreed to continue to make available to us all of the services that Watermark Capital provided to us prior to the merger and for us to provide certain services to Watermark Capital or its affiliates. Except with respect to particular services provided by us to Watermark Capital, the term of this transition services agreement has expired. During 2020, we paid Watermark Capital $0.4 million under this agreement, which is included in the $4.9 million of expense reimbursements referred to above.

On October 1, 2019, CWI 1, CWI 2, Watermark Capital and Mr. Medzigian, the chief executive officer of CWI and CWI 2, entered into a commitment agreement pursuant to which CWI and CWI 2 agreed to pay Watermark Capital a total of $6.95 million in consideration of the commitments of Watermark Capital and Mr. Medzigian to wind down and ultimately liquidate a private fund that was formed to raise capital to invest in lodging properties, and to devote their business activities exclusively to WLT's affairs, subject to limited exceptions. Of the total $6.95 million, $5.0 million was paid on October 25, 2019. The remaining balance of $1.95 million was paid on January 15, 2020.

As discussed above, in July 2020 we issued the Series B Preferred Stock and Warrants pursuant to the Purchase Agreement to the Purchaser, which is an affiliate of several investment funds affiliated with Messrs. Gimelstob and Halpern who serve as Directors.

Policies and Procedures with Respect to Related Party Transactions

All of the transactions that we enter into with related persons, such as our Directors, Officers, and their immediate family members, must be, after disclosure of such affiliation, approved or ratified by a majority of our Directors (including a majority of Independent Directors) who are not otherwise interested in the transaction. In addition, such Directors and Independent Directors must determine that (i) the transaction is in all respects on such terms as, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our stockholders, and (ii) the terms of such transaction are at least as favorable as the terms then prevailing for comparable transactions made on an arm's-length basis. In addition, our Charter provided that we may purchase or lease an asset or assets from advisors, our Directors or their respective affiliates if a majority of our Directors (including a majority of Independent Directors) not otherwise interested in the transaction determines that: (a) such transaction is fair and reasonable to us and at a price equal to the cost of the asset to our advisor, our Directors or their respective affiliates, or (b) if the price to us is in excess of such cost, that a substantial justification for such excess is reasonable.

Stockholder Communications

The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Ms. Christine Isfan, Corporate Secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Directors as she considers appropriate. This monitoring process has been approved by our Independent Directors.

We must receive at our principal executive offices any proposal that a stockholder intends to present at WLT's 2022 annual meeting no later than December 31, 2021, in order to be included in WLT's Proxy Statement and form of proxy relating to the 2022 annual meeting pursuant to SEC Rule 14a-8 under the Exchange Act.

In addition, nominations by stockholders of candidates for Director or proposals of other business by stockholders, whether or not intended to be included in our proxy materials, must be submitted in

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Governance Matters

accordance with our Bylaws in order to be considered at our 2022 annual meeting. Our Bylaws currently provide that, in order to bring any business or nominations before an annual meeting of stockholders, the stockholder must give timely notice of such nomination or proposal in writing to the Corporate Secretary of WLT.

To be timely, a stockholder's notice must contain all the information set forth in Section 11 of Article II of our Bylaws and be delivered to the Corporate Secretary of WLT at the principal executive offices of WLT not earlier than 150 days nor later than 5:00 p.m., New York City Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting (unless the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year's annual meeting, in which case the notice must be delivered to our

Corporate Secretary not earlier than 150 days prior to the date of the annual meeting and not later than 5:00 p.m., New York City Time, on the later of the120th day prior to the date of the annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made). Accordingly, under our current Bylaws, a stockholder nomination or proposal intended to be considered at the 2022 annual meeting must be received by us no earlier than November 30, 2021 and not later than December 30, 2021. Our Corporate Secretary will provide a copy of our Bylaws upon written request and without charge.

Stockholders and other interested persons who wish to send communications on any topic to the Board of Directors should address such communications in care of Ms. Christine Isfan, Corporate Secretary, Watermark Lodging Trust, Inc., 150 North Riverside Plaza, Suite 4200, Chicago, Illinois 60606.

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Compensation of Directors—Fiscal 2020

The table below sets forth the amount of compensation received by WLT's Directors in 2020. Mr. Medzigian did not receive compensation for serving as Director.

2020 Director Compensation Table

Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)

Charles S. Henry(3)	24,688	40,000	64,688

Michael D. Johnson	23,125	40,000	63,125

Katherine G. Lugar	51,250	40,000	91,250

Robert E. Parsons, Jr.	64,030	40,000	104,030

William H. Reynolds, Jr.	49,375	40,000	89,375

Simon M. Turner	25,938	40,000	65,938

Russell Gimelstob(4)	0	0	0

Alexander Halpern	0	0	0

	238,406	240,000	478,406

(1)
Reflects amount actually paid. The Independent Directors waived their cash retainers from the date of the merger through September 30, 2020.

(2)
Amounts in the "Stock Awards" column reflect the grant date fair value of awards of shares of our Class A Common Stock granted for 2020, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, related to (i) related to the grant of 1,314 shares of Class A Common Stock on July 16, 2020, using grant date fair values of awards calculated by multiplying the number of shares granted by $11.41, our most recently reported NAV at the time of the grant date, (ii) the annual grant of 4,537 shares of Class A Common Stock on December 2, 2020, using grant date fair values of awards calculated by multiplying the number of shares granted by $5.51, our NAV most recently reported at the time of the grant date.

(3)
Messrs. Henry, Johnson and Turner became Directors of WLT following its merger with CWI 1.

(4)
Messrs. Gimelstob and Halpern became Directors on July 22, 2020 as Purchaser's designees and do not receive compensation.

Each of our Independent Directors is entitled to reimbursement for up to $10,000 per annum of lodging, meals, parking and certain other expenses at all of our hotels. The purpose of this policy is to encourage our Independent Directors to visit our hotels in order to maintain and enhance their knowledge of our portfolio. If a Director does not use the annual allowance, the amount is forfeited. The aggregate amount reimbursed for the year ended December 31, 2020 was $593.

In 2020, we engaged FTI Consulting ("FTI") to advise the Board of Directors regarding director compensation matters. As a result, effective October 1, 2020, the Board of Directors approved paying each of its non-employee Directors an annual cash retainer of $75,000 and the annual grant of Class A Common Stock of $100,000, with the lead Independent Director receiving an additional cash retainer of $30,000. In addition, the Board of Directors approved the chair of the Audit Committee, Compensation Committee and Nominating and

Governance Committee each receiving additional cash retainers of $20,000, $17,500 and $15,000, respectively. Finally, each non-chair member of the Audit Committee, Compensation Committee and Nominating and Governance Committee was approved to receive additional cash retainers of $10,000, $8,750 and $7,500, respectively. Each of the foregoing fees were prorated for the year 2020 and began in the last quarter of 2020. In light of the stress on WLT resulting from COVID-19, each of the Independent Directors waived their cash retainers from the date of the merger through September 30, 2020.

Compensation Committee Interlocks and Insider Participation

For the year ended December 31, 2020, decisions regarding director compensation were made by our Compensation Committee. No member of the Compensation Committee served as an officer or

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Compensation of Directors—Fiscal 2020

employee of us or any of our affiliates during 2020, and none had any relationship requiring disclosure by us under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or our Compensation Committee during the fiscal year ended December 31, 2020.

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Proposal Two: Non-Binding, Advisory Vote To Approve Named Executive Officer Compensation

Pursuant to Section 14A of the Exchange Act, at the Annual Meeting we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution approving the compensation paid to our named executive officers described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. This proposal, known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officer compensation.

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve, on a non-binding, advisory basis, the following resolution at the Annual Meeting:

"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved."

We are asking our stockholders to indicate their support for the compensation of our named executive officers. This non-binding, advisory vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our policies and practices relating to their compensation as described in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative disclosure.

While this vote is advisory and will be non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders and intend to take the results of the vote on this proposal into account in future decisions regarding the compensation of our named executive officers.

The Board of Directors recommends a vote FOR the adoption of a non-binding, advisory resolution approving the compensation for our named executive officers as described herein.

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Proposal Three: Non-Binding, Advisory Vote On The Frequency Of Future Non-Binding, Advisory Votes On The Compensation Of Named Executive Officers

As noted in "Proposal Two: Non-Binding, Advisory Vote To Approve Named Executive Officer Compensation," our stockholders have been asked to cast a vote in favor of the adoption of a non-binding, advisory resolution approving the compensation of our named executive officers described in this Proxy Statement. Section 14A of the Exchange Act requires us to seek input from our stockholders regarding the frequency with which we will hold future non-binding, advisory votes on the compensation of our named executive officers.

The Board of Directors believes that a frequency of one year for the non-binding, advisory vote on the named executive officer compensation is the optimal interval for conducting and responding to a "say-on-pay" vote. A frequency of one year provides our stockholders with the most opportunity to participate in the compensation process of our named executive officers.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this proposal. The frequency of the non-binding, advisory vote on executive compensation (one, two or three years) receiving the greatest number of votes cast at the Annual Meeting will be considered the frequency recommended by stockholders.

Although this advisory vote is non-binding, the Board of Directors and the Compensation Committee will review the results of the vote and will take them into account in making a determination concerning the frequency of future non-binding, advisory votes on named executive officer compensation.

The Board of Directors recommends a vote of "ONE YEAR" with respect to the frequency of future non-binding, advisory votes on named executive officer compensation.

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Compensation of Executive Officers—Fiscal 2020

COMPENSATION DISCUSSION AND ANALYSIS

Background

Prior to April 13, 2020, we and CWI 1 had no employees and did not directly compensate the employees of the advisors and subadvisors who provided services to us or to our named executive officers. Day to day management functions were performed by our advisor and CWI 1's advisor. The advisors appointed CWA LLC and CWA2, LLC, affiliates of Watermark Capital, as subadvisors. The subadvisors provided services primarily relating to acquiring, managing, financing and disposing of our assets and overseeing the independent property operators that manage the day to day operations of our properties. In addition, the subadvisors provided us and CWI 1 with the services of Michael G. Medzigian, as Chief Executive Officer of both companies. While we and CWI 1 did not reimburse the advisors or subadvisors for compensation or benefits paid to any of our respective executive officers, we did reimburse the advisors and subadvisors for the services of personnel other than our executive officers. We each also reimbursed the subadvisors, through our advisor, approximately $60,000 of Mr. Medzigian's compensation in relation to the services he provided to us and CWI 1 in 2020.

On April 13, 2020, we completed our previously announced merger with CWI 1 and began internalizing. In connection with the merger and internalization, the Compensation Committee retained FTI to assist it in various compensation related matters. Subsequent to the closing of the Merger on April 13, 2020, we began to directly compensate our executive officers and other employees as they transitioned from the advisors and subadvisors.

Named Executive Officers

This Compensation Discussion and Analysis describes our compensation program as it relates to our named executive officers. For 2020, our named executive officers were:

•
Michael G. Medzigian, Chairman of the Board, Chief Executive Officer, and President;

•
Mallika Sinha, Chief Financial Officer and Executive Vice President;

•
Samuel C. Zinsmaster, Head of Asset Management, Senior Vice President(a);

•
Brendan M. Medzigian, Head of Transactions, Senior Vice President(b); and

•
Gilbert J. Murillo, Chief Investment Officer, Executive Vice President, until his departure from WLT in August 2020.

Biographical information relating to the named executive officers other than Mr. Murillo can be found above, see "Executive Officers."

The following discussion should be read in conjunction with the compensation tables and related disclosures for the below.

CEO Employment Agreement

On October 22, 2019, WLT entered into an employment agreement with Mr. Medzigian setting forth the terms upon which Mr. Medzigian will serve as WLT's Chief Executive Officer from and after the closing date of the merger. The CEO employment agreement has an initial term of four years and will automatically renew for additional one-year periods, unless either WLT or Mr. Medzigian, at least six months prior to the scheduled expiration date, provides written notice of its or his intent not to renew or unless terminated earlier in accordance with the terms thereof (the "employment term"). WLT has agreed to nominate Mr. Medzigian to serve as a director on its Board of Directors each year during the employment term and has agreed that he will serve as chairman of the Board during the first 12 months of the employment term and thereafter until replaced as

(a)
Mr. Zinsmaster became a named executive officer in November 2020.

(b)
Mr. Brendan Medzigian was appointed Senior Vice President, Head of Transactions effective June 2020 and became a named executive officer in November 2020.

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Compensation of Executive Officers—Fiscal 2020

chairman by the affirmative vote of a majority of WLT's Board of Directors (without Mr. Medzigian voting).

Pursuant to the terms of the CEO employment agreement, Mr. Medzigian is entitled to, among other things:

•
an annual base salary of $775,000, subject to annual review for increase (but not decrease) by the Compensation Committee of the WLT Board;

•
an annual cash bonus opportunity based on achievement of corporate and individual performance goals, with an annual bonus equal to 150% of his annual base salary if target levels of performance for that year are achieved, and with greater or lesser amounts (including zero) paid for performance above and below target;

•
on the closing date of the merger, an award of WLT's restricted stock units ("RSUs") with a value (based on WLT's then current estimated NAV per share of $11.41) equal to $6 million (which equated to 525,855 RSUs), which equity grant will be eligible to vest 25% per year on the first four anniversaries of the grant date, with 75% of each tranche vesting with regard to time only based on continued employment, and with 25% of each tranche vesting with regard to time but subject to the sole discretion of the WLT Board that all or any portion of such tranche should not vest (i.e., forfeited for no consideration) based on WLT's or Mr. Medzigian's performance. Pursuant to the terms of the CEO employment agreement, this award of WLT RSUs was intended to compensate Mr. Medzigian for 2020 and 2021, with Mr. Medzigian again eligible to receive an additional award of WLT RSUs after the second anniversary of the CEO employment agreement;

•
payments and benefits upon termination of employment as follows:

  •
  Death or Disability (as defined in the CEO employment agreement): (i) base salary earned but not paid as of the termination date, any accrued annual bonus earned by Mr. Medzigian for the prior fiscal year but not yet paid, reimbursement for unpaid expenses to which Mr. Medzigian is entitled to reimbursement, and any accrued vacation time or other vested compensation or benefits to which Mr. Medzigian is entitled under any benefit plans (collectively, the "accrued obligations"); (ii) an annual bonus for the fiscal year in which the termination occurs, pro-rated for the amount of time Mr. Medzigian is employed during such fiscal year, assuming target performance (the "pro rata bonus"); (iii) vesting of one-half of WLT's RSUs, common stock or partnership interests subject to equity awards that vest with regard to time only without regard to the discretion of WLT's Board (the "equity vesting"); and (iv) any benefits required to be provided under an employee benefit plan of WLT (the "other benefits");

    •
    without Cause or with Good Reason (each as defined in the CEO employment agreement): (i) the accrued obligations; (ii) subject to Mr. Medzigian's delivery of a customary release and compliance with restrictive covenants set forth in the CEO employment agreement, (A) a lump sum payment equal to two (2) times the sum of (a) his base salary then in effect and (b) the greater of (x) the average of the annual bonus paid to Mr. Medzigian for the two fiscal years immediately preceding the fiscal year in which termination occurs or (y) Mr. Medzigian's target bonus for the fiscal year in which termination occurs; (B) the equity vesting; (C) healthcare benefits for 18 months following termination; (D) the expiration of any transfer restrictions and lock-ups on any of the WLT's or its affiliates' securities held by Mr. Medzigian, provided Mr. Medzigian is no longer a member of WLT Board; and (E) the other benefits;

    •
    by Mr. Medzigian in connection with a Change of Control (as defined in the CEO employment agreement): (i) the accrued obligations; (ii) subject to Mr. Medzigian's delivery of a customary release and compliance with restrictive covenants set forth in the CEO employment agreement, (A) a lump sum payment equal to three (3) times the sum of (a) his base salary then in effect and (b) the greater of (x) the highest annual bonus paid to Mr. Medzigian for the two fiscal years preceding the Change in Control, (y) the average of the annual bonus

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Compensation of Executive Officers—Fiscal 2020

      paid to Mr. Medzigian for the two fiscal years immediately preceding the fiscal year in which termination occurs or (y) Mr. Medzigian's target bonus for the fiscal year in which termination occurs; (B) vesting of 100% of WLT's RSUs, common stock or partnership interests subject to equity awards that vest with regard to time only without regard to the discretion of WLT's Board; (C) healthcare benefits for 18 months following termination; (D) the expiration of any transfer restrictions and lock-ups on any of the WLT's or its affiliates' securities held by Mr. Medzigian, provided Mr. Medzigian is no longer a member of WLT Board; and (E) the other benefits;

    •
    retirement after the age of 65: (i) the accrued obligations; (ii) the pro rata bonus; and (iii) the other benefits; and

    •
    with Cause or by Mr. Medzigian other than for Good Reason: (i) the accrued obligations, unless terminated for Cause, in which case Mr. Medzigian's annual bonus for the prior fiscal year immediately preceding such termination will not be paid; and (ii) the other benefits.

The CEO employment agreement also provides that Mr. Medzigian will be subject to one-year non-competition and non-solicitation covenants and other restrictive covenants.

In light of the stress on WLT resulting from COVID-19, Mr. Medzigian agreed with WLT to reduce by 50% the pro rata portion of Mr. Medzigian's annual base salary payable by WLT through July 15, 2020, and thereafter agreed with WLT to reduce by 25% the pro rata portion of Mr. Medzigian's annual base salary payable by WLT through September 30, 2020.

Other Executive Employment Agreements

CFO Employment Agreement

WLT entered into an employment letter agreement with Mallika Sinha in October, 2019 under which WLT will retain her services as WLT's full time chief financial officer from and after the closing of the merger and the internalization.

Pursuant to the terms of the letter agreement, Ms. Sinha will be entitled to, among other things:

•
an annual base salary of $375,000;

•
eligibility for a discretionary annual cash bonus in a target range of 100% of base salary;

•
eligibility to participate in an equity incentive plan, if adopted, with a discretionary initial grant value targeted in the range of $400,000; and

•
payments and benefits upon a termination without Cause (as defined in the employment letter agreement) as follows:

  •
  (i) an amount equal to the sum of annual base salary plus target bonus for the year of termination, divided by 24, payable in semi-monthly installments following termination for the longer of (x) 12 months or (y) the number of months from the date of termination through the second anniversary of the commencement of employment; and

  •
  (ii) one half of any unvested equity awards will become vested, in each case subject to Ms. Sinha's continued compliance with customary post-termination restrictive covenants.

In light of the stress on WLT resulting from COVID-19, Ms. Sinha agreed with WLT to reduce by 20% the pro rata portion of her annual base salary payable by WLT through July 15, 2020.

Head of Asset Management Employment Agreement

WLT and Samuel Zinsmaster have agreed on the principal terms of his compensation for WLT to retain his services as WLT's full time head of asset management from and after the closing of the merger and the internalization.

Pursuant to the terms of the letter agreement, Mr. Zinsmaster will be entitled to, among other things:

•
an annual base salary of $280,000;

•
eligibility for a discretionary annual cash bonus in a target range of 40% of base salary; and

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Compensation of Executive Officers—Fiscal 2020
•
eligibility to participate in an equity incentive plan, if adopted, with a discretionary initial grant value targeted in the range of $200,000.

In light of the stress on WLT resulting from COVID-19, Mr. Zinsmaster agreed with WLT to reduce by 10% the pro rata portion of his annual base salary payable by WLT through July 15, 2020.

Head of Transactions Employment Agreement

WLT and Brendan Medzigan have agreed on the principal terms of his compensation for WLT to retain his services as WLT's full time head of transactions from and after the closing of the merger and the internalization.

Pursuant to the terms of the letter agreement, Mr. Brendan Medzigian will be entitled to, among other things:

•
an annual base salary of $260,000;

•
eligibility for a discretionary annual cash bonus in a target range of 40% of base salary; and

•
eligibility to participate in an equity incentive plan, if adopted, with a discretionary initial grant value targeted in the range of $200,000.

In light of the stress on WLT resulting from COVID-19, Mr. Brendan Medzigian agreed with WLT to reduce by 10% the pro rata portion of his annual base salary payable by WLT through July 15, 2020.

General Philosophy and Objectives

Our executive compensation program includes three primary components: base salary, an annual cash bonus and an annual award of RSUs(c). The Company's executive compensation philosophy focuses on attracting and retaining a superior management team to maximize stockholder value. The compensation arrangements consist of both base salary and incentive compensation, payable partly in cash and partly in equity, subject to time-based and, in certain instances, performance-based vesting conditions. This program is intended to incentivize our named executive officers to manage the Company in a prudent manner without encouraging unnecessary risk-taking, as well as align executive compensation with the interests of the Company's stockholders over multi-year performance and vesting periods that encourage the retention of key talent. The Compensation Committee believes the best way to maintain the alignment of management and stockholder objectives is to have a material component of executive compensation tied to individual performance toward specific company level goals. The allocation between short-term and long-term cash and equity compensation is in accordance with the employment agreements with our named executive officers (the agreements are collectively referred to herein as the "Employment Agreements" and described above, see "Compensation of Directors and Officers—Fiscal 2020—CEO Employment Agreement" and "Compensation of Directors and Officers—Fiscal 2020—Other Executive Employment Agreements". The Compensation Committee, with the assistance and advice of FTI, also takes into account the compensation levels for comparable positions at other public hospitality and other REITs. The Compensation Committee reviews the components of our executive compensation program annually to ensure that they continue to meet the evolving needs of the Company.

The Compensation Committee also took into account the unanticipated impact of the COVID-19 pandemic. The COVID-19 pandemic had a significant adverse effect on WLT's performance and financial condition in 2020, which resulted in a suspension of stockholder dividends and caused a significant decrease in WLT's NAV. At the same time, WLT's response to the COVID-19 pandemic required unprecedented dedication from management, including related to preserving and increasing liquidity and managing state and local operating restrictions of its hotels, which created additional focus on encouraging the retention of our named executive officers during a time of crisis and extreme uncertainty.

We have maintained the 2015 Equity Incentive Plan (the "Incentive Plan"), which authorizes the issuance of shares of our common stock to our officers, employees, non-employee directors and others who perform services on our behalf through stock-based awards. The purpose of the Incentive Plan is to attract and retain the services of experienced and qualified

(c)
RSUs are issued under our 2015 Equity Incentive Plan, which authorizes the issuance of shares of our common stock to our officers, employees, non-employee directors and others who perform services on our behalf through stock-based grants.

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Compensation of Executive Officers—Fiscal 2020

individuals who are acting on our behalf, in a way that aligns their interests with those of our stockholders. Awards under the 2021 Incentive Plan in the aggregate may not exceed 5,500,000 shares of Class A Common Stock and Class T Common Stock in the aggregate. This amount reflects an increase in share availability under the Plan from 2,000,000 shares to 5,500,000 shares as a result of the Merger. The Incentive Plan is administered by our Independent Directors, as the "Plan Administrator." When making decisions regarding awards under the Incentive Plans, the Plan Administrator considers various factors. The Plan Administrator may impose conditions on the transfer of RSUs received under the Incentive Plans, and may impose other restrictions and requirements as it may deem appropriate. The Plan Administrator will also establish, as to each RSU issued under the Incentive Plans, the terms and conditions upon which the restrictions on those shares shall lapse.

Compensation Decision-Making Process

Role of the Board of Directors and the Compensation Committee

The Board of Directors established the Compensation Committee in connection with the merger and internalization. As a result of the internalization, certain employees of our former advisor and subadvisor who had been involved in the management of our day-to-day operations, including all of our named executive officers, became employees of the Company. Prior to that time, we had no employees and depended on the advisor and subadvisor to manage our affairs on a day-to-day basis and perform essential services.

Our Compensation Committee is responsible for determining the amount and composition of compensation paid to all of our named executive officers with the exception of Mr. Michael Medzigian. With respect to Mr. Medzigian, our Compensation Committee recommends to the Board of Directors, for the Board of Directors' review and approval, the amount and composition of Mr. Medzigian's compensation. Our Compensation Committee exercises its independent discretion in reviewing and approving the executive compensation program, as well as specific compensation levels for each named executive officer. The Compensation Committee reviews and considers the recommendations of Mr. Michael Medzigian with respect to compensation decisions of our named executive officers. The Compensation Committee believes it is valuable to consider the recommendations of Mr. Medzigian with respect to these matters because, given his knowledge of the day-to-day responsibilities of our executive officers, he is in a unique position to provide the Compensation Committee perspective into the performance of our executive officers. In carrying out its role, the Compensation Committee also utilizes market data from publicly available sources and input provided by FTI.

Role of Compensation Consultant

FTI was engaged by the Company as its independent compensation consultant to provide analysis and make recommendations to our Compensation Committee on a range of matters, including assisting and advising them in connection with structuring and negotiating the employment agreements of Mr. Michael Medzigian and Ms. Sinha that became effective at the closing of the Merger. Subsequent to the Merger, FTI has continued to assist and advise the compensation committee in connection with executive compensation-related matters.

Annual Process

The Compensation Committee held four meetings during 2020, during which compensation related matters were discussed, including 2020 performance objectives. At the end of the year, our Compensation Committee reviews the total compensation of each of our named executive officers for that year. At these meetings, our Compensation Committee also reviews appropriate compensation studies and surveys provided by FTI, and takes into account the recommendations of Mr. Michael Medzigian. After the review, our Compensation Committee finalizes and approves the design of the compensation program for the upcoming year.

Because we were an "emerging growth company" until December 31, 2020, this is the first year in which we will hold a non-binding stockholder advisory vote on compensation of our named executive officers and a non-binding stockholder advisory vote on the frequency of non-binding stockholder advisory votes on compensation of our named executive officers.

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Compensation of Executive Officers—Fiscal 2020

Risk and Compensation

Our Compensation Committee regularly considers whether our compensation program encourages our executives to prudently manage enterprise risk. Consistent with our long-term focus, we do not believe that any of our compensation policies and practices for our named executive officers or any other employee encourage excessive risk-taking. For example, we provide a balanced mix of base salary, annual cash incentives and equity incentives. Our base salary provides a fixed level of income. We balance incentives tied to short-term annual performance with equity incentives for which value is earned over a multiple-year period, typically three years. In this way, our executives are motivated to consider the impact of decisions over the short, intermediate, and long terms.

2020 Performance Goals

In 2020, our Compensation Committee established annual performance goals for 2020 which are summarized below. The performance goals were given a priority for each named executive officer by the Compensation Committee. Given that the performance goals were established following both the merger and internalization and the onset of the COVID-19 pandemic, our Compensation Committee considered them to be more appropriate than strictly mathematical tests. However, in measuring whether the performance goals were achieved, our Compensation Committee did take account of WLT's performance on key metrics as compared to eight similarly situated publicly-traded REITs, discussed further below.

Priority

Performance Objective	Chief Executive Officer	Chief Financial Officer	Head of Transactions	Head of Asset Management

Develop and execute plan to maintain appropriate corporate liquidity	Primary	Primary	Primary	Secondary

Debt financing strategy for assets and WLT	Primary	Secondary	Primary	Secondary

Active portfolio management	Primary	Secondary	Secondary	Primary

Significant progress toward internalization consistent with our business and internalization plan	Primary	Primary	Secondary	Secondary

Among the achievements in 2020 considered by the Compensation Committee:

•
WLT aggressively managed liquidity and simultaneously launched a two-pronged strategy to raise equity through assets sales and an entity level equity raise. This resulted in the sale of two properties which generated $35 million in net proceeds, and the July Capital Raise, which provides up to $450 million of new equity capital;

•
WLT managed its portfolio through myriad state and local COVID-19 operating restrictions, which initially resulting in the closure of more than 50% of our hotels at the beginning of the pandemic, with all properties re-opened except for one by the end of 2020;

•
In response to the most significant revenue decline in the history of the hospitality industry and through the re-engineering of property operating models,

  WLT successfully reduced its monthly hotel cash burn rate by over 70%;

•
WLT suspended distributions and redemptions and reduced corporate expenses (including reducing the salaries of its named executive officers);

•
WLT obtained debt forbearance agreements for 26 out of 31 hotels; and

•
WLT substantially accomplished the internalization ahead of schedule, with a lower headcount than initially planned.

Also, in evaluating whether and to the extent the performance objectives of named executive officers were achieved for 2020, our Compensation Committee compared WLT's performance on key metrics as compared to eight similarly situated publicly-traded REITs. As a result of that inquiry, WLT ranked in the top three of such peers in every metric.

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Compensation of Executive Officers—Fiscal 2020

Taking into account the foregoing, our Compensation Committee considered each of the performance objectives to have been substantially met or exceeded for each named executive officer in 2020. Accordingly, with respect to Mr. Michael Medzigian, the Committee approved a bonus at the target level of 150% of his base salary, prorated for the period he served as CEO after the closing of the merger and internalization, in the amount of $823,438.00. In addition, in light of his exemplary performance in steering the company through the COVID-19 pandemic in 2020, and taking into account that the cash component of his base salary and bonus are below that of his peers and consistent with fostering a long-term focus, the Committee approved a special RSU retention grant to Mr. Medzigian with a grant date fair value of $4.0 million that will vest over three years, 75% based on time and 25% based on the achievement of performance measures to be established by the Committee in consultation with Mr. Medizigian. Additionally, based on the high level of achievement of our other named executive officers in the face of extremely challenging circumstances in 2020, the Committee approved annual 2020 cash bonus awards of $425,000 for Ms. Sinha, $112,000 for Mr. Zinsmaster and $230,000 for Mr. Brendan

Medzigian, and annual 2020 RSU grants of $465,000 for Ms. Sinha and $300,000 for each of Messrs. Zinsmaster and Brendan Medzigian. While the Committee believes this compensation is appropriate and instrumental to achieving our business strategy, it has been informed by FTI that the compensation of the Company's named executive officers is generally below that of its peers.

Use of Peer Employees

Our Compensation Committee engaged FTI to provide a study of our compensation for named executive officers compared to the compensation of similar executive officers at similarly situated lodging REITs or, in instances where not enough similar executive officers were found at similarly situated lodging REITs, similar executive officers at other REITs, or what we call our "Peer Employees". Our Peer Employees were selected with respect to each of our named executive officers because their respective position is comparable to the position of our applicable named executive officer, and in most cases their companies' total assets, asset characteristics, revenues, number of employees and market capitalization were comparable to ours. The Company and FTI consider the Peer Employees to be the most relevant peer group against which to review compensation for each of our named executive officers. Companies from which our Peer Employees were chosen were:

Named Executive Officer	Company of Peer Employee(1)

Michael G. Medzigian	APLE	DRH	HT	HST	PK	PEB	RLJ	RHP	INN	SHO	XHR

Mallika Sinha	APLE	DRH	PK	PEB	RLJ	PEB	RHP	INN	SHO	XHR

Samuel C. Zinsmaster	AHH	EPR	HTA	LADR	DOC	SRC	WPC	WSR

Brendan M. Medzigian	APLE	DRH	HST	PK	PEB	SHO	XHR

(1)
AHH: Armada Hoffler Properties, Inc.; APLE: Apple Hospitality REIT, Inc.; DRH: DiamondRock Hospitality; DOC: Physicians Realty Trust; EPR: EPR Properties; HTA: Healthcare Trust of America, Inc.; HST: Host Hotels & Resorts, Inc.; HT: Hersha Hospitality Trust; INN: Summit Hotel Properties, Inc.; LADR: Ladder Capital Corp; PEB: Pebblebrook Hotel Trust; PK: Park Hotels & Resorts Inc.; RLJ: RLJ Lodging Trust; RHP: Ryman Hospitality Partners, Inc.; SHO: Sunstone Hotel Investors, Inc.; SRC: Spirit Realty Capital, Inc.; WPC: W.P. Carey Inc.; WSR: Whitestone REIT; XHR: Xenia Hotels & Resorts, Inc.

Following the review of the study and considering the experience and skill level of each executive, our Compensation Committee sets an appropriate base salary for the named executive officers along with target bonuses and equity awards for the following year. While the Compensation Committee examines market data, including data derived from the Peer Employees, the Compensation Committee also takes into consideration a number of qualitative factors and individual assessments in arriving at an appropriate compensation package for each individual executive officer and the Compensation Committee does not set the compensation of the named executive officers to a particular percentile of the Peer Employees or any single component thereof, such as base salary, total cash compensation, incentive compensation or total compensation. Instead, the Compensation Committee reviews the compensation information to inform itself of the compensation amounts paid by the Company's competitors to their executive officers and therefore required for executive officer recruitment and retention.

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Compensation of Executive Officers—Fiscal 2020

Subsequent to the end of the year and once the financial results for the prior year are available, our Compensation Committee reviews the achievement of the components of the cash incentive program and individual objectives. Based on this review, our Compensation Committee finalizes and approves the annual cash and equity (RSU) incentive compensation for the prior year. Additionally, our Compensation

Committee finalizes the structure of the current year annual cash incentive compensation program and the amount and structure of the long-term equity incentive awards. We believe our programs are effectively designed and working well in alignment with the interests of our stockholders and are instrumental to achieving our business strategy.

Executive Compensation Tables

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

Michael G. Medzigian	2020	420,511	823,438	6,787,029	—	39,800	(2)	8,070,778

Mallika Sinha	2020	209,919	425,000	465,000	—	—		1,099,919

Samuel C. Zinsmaster	2020	188,626	112,000	300,000	—	—		600,626

Brendan M. Medzigian	2020	162,973	230,000	300,000	—	—		692,973

Gilbert J. Murillo	2020	225,564	—	—	—	—		225,564

(1)
During the fiscal year 2019, and prior to April 13, 2020, we had no employees and did not directly compensate any officers, including named executive officers. Amounts shown in the "Salary" column reflect our direct compensation expenses subsequent to April 13, 2020. Other than with respect to Mr. Michael Medzigian, amounts shown in the "Bonus" column reflect bonuses earned for a full year of service by each individual, including time such individuals were employed by our former advisor or subadvisor. With respect to Mr. Medzigian, the amount shown in the "Bonus" column reflects bonus earned subsequent to April 13, 2020. Mr. Murillo's compensation reflects his base salary and severance.

(2)
Amount includes guest accompaniment while on business travel at WLT-owned hotels, limited use of personal assistant office time, administrative support and parking benefits.

Narrative Explanation of Certain Aspects of Summary Compensation Table

Amounts shown in the "Stock Awards" column above consist of awards of time-based RSU, and reflect the aggregate grant date fair value of awards of RSUs, as computed in accordance with FASB ASC Topic 718. Except with respect to Mr. Michael Medzigian, the shares of restricted stock vest ratably over a period of three years from grant date. With respect to Mr. Michael Medzigian, (i) 525,855 RSUs vest ratably over a period of four years from the grant date, with 75% of each tranche vesting with regard to time only based on continued employment, and with 25% of each tranche vesting with regard to time but subject to the sole discretion of the Board of Directors that all or any portion of such tranche should not vest (i.e., forfeited for no consideration) based on WLT's or Mr. Medzigian's performance and (ii) 725,952 RSUs vest ratably over a period of three years from the grant date, with 75% of each tranche vesting with regard to time only based on continued employment, and with 25% of each tranche vesting subject to the Board of Directors' approval of WLT's or Mr. Medzigian's performance. Recipients of RSUs are entitled to dividends or distributions paid or made on the underlying shares of restricted stock but only as and when the restricted shares to which the dividends or other distributions are attributable become vested. Dividends or distributions made prior to such date will be held by WLT and transferred to the recipient on the date that the restricted shares become vested.

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Compensation of Executive Officers—Fiscal 2020

2020 Grants of Plan-Based Awards

Name and Principal Position	Grant Date	Committee Approval Date	Number of Shares of Stock (#)	Grant Fair Value of Awards(1) ($)

Michael G. Medzigian	4/13/2020	10/22/2019	394,391	2,090,272

Michael G. Medzigian	4/13/2020	10/22/2019	131,464	696,757

Mallika Sinha	12/2/2020	6/29/2020	72,595	399,998

Samuel C. Zinsmaster	12/2/2020	6/29/2020	39,927	219,998

Brendan M. Medzigian	12/2/2020	6/29/2020	36,297	199,996

Gilbert J. Murillo	12/2/2020	6/29/2020	0	0

(1)
"Grant Fair Value of Awards" is computed in accordance with FASB ASC Topic 718.

2020 Equity Awards at Fiscal Year End

Name	Number of Shares of Stock that have not Vested (#)	Market Value of Shares of Stock that have not Vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)

Michael G. Medzigian	525,855	2,897,461	N/A	N/A

Mallika Sinha	72,595	399,998	N/A	N/A

Samuel C. Zinsmaster	56,326	310,356	N/A	N/A

Brendan M. Medzigian	39,953	220,141	N/A	N/A

Gilbert J. Murillo	0	0	N/A	N/A

2020 Stock Vested

Name	Vesting Date	Number of Shares of Stock Vested (#)	Value Realized on Vesting ($)

Michael G. Medzigian	4/13/2020	0	0

Mallika Sinha	4/13/2020	0	0

Samuel C. Zinsmaster	4/13/2020	14,401	164,327

Brendan M. Medzigian	4/13/2020	2,196	25,056

Gilbert J. Murillo	4/13/2020	26,024	296,934

Proxy Statement and Notice of 2021 Annual Meeting      |     31

Compensation of Executive Officers—Fiscal 2020

Change of Control Provisions

Other than with respect to Mr. Michael Medzigian, our executive officers' employment agreements do not provide for any payments in connection with a change of control. For Mr. Medzigian, please see "Compensation of Directors and Officers—Fiscal 2020—CEO Employment Agreement".

Anti-Hedging and Anti-Pledging Policies

WLT has adopted an insider trading policy that contains restrictions on hedging and pledging securities issued by WLT. With respect to hedging, directors, named executive officers, officers and employees are prohibited from engaging in any hedging or monetization transactions involving any securities issued by us. With respect to pledging, directors, named executive officers, officers and employees are prohibited from holding securities issued by us in a margin account or pledging these securities as collateral for a loan.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Michael Medzigian, our Chief Executive Officer ("CEO"). We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

For 2020, our last completed fiscal year:

•
the median of the annual total compensation of all of our employees (other than our CEO) was $217,750; and

•
the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this proxy statement, was $8,070,778.

Based on this information, for 2020, the annual total compensation of our CEO was approximately 37.1 times the median of the annual total compensation of all of our employees (other than the CEO).

Determining the Median Employee

We chose December 31, 2020, as the date for establishing our employee population used to identify the median employee. As of such date, our employee population consisted of 29 individuals. To identify the median employee from our employee population, we used total cash compensation earned in 2020. In identifying the median employee, we annualized the compensation of all permanent employees who were hired in 2020. With respect to the annual total compensation of the median employee, we calculated such employee's compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which includes salary, cash bonus, equity awards, and other perquisites required to be disclosed under SEC rules. With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column of our 2020 Summary Compensation Table included in this proxy statement.

32      |     Proxy Statement and Notice of 2021 Annual Meeting

Report of the Compensation Committee

The Compensation Committee of the Board of Directors of Watermark Lodging Trust, Inc. (the "Company") has reviewed and discussed with management the Compensation Discussion and Analysis contained in the Company's Proxy Statement for the 2021 Annual Meeting of Stockholders (the "Proxy Statement") and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference in WLT's 2020 annual report on Form 10-K.

    Compensation Committee of the Board of Directors
    Katherine G. Lugar
    Charles S. Henry
    Robert E. Parsons
    Simon M. Turner

Proxy Statement and Notice of 2021 Annual Meeting      |     33

Securities Ownership of Certain Beneficial Owners and Management

"Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the SEC and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person.

The following table shows how many shares of WLT's Class A Common Stock were owned, as of April 25, 2021, by the Directors and Named Executive Officers and each person known to the Company to own beneficially more than 5% of outstanding shares. Directors and Named Executive Officers who owned no shares are not listed in the table. None of the persons named below owns any Class T Common Stock and there are no beneficial owners of more than 5% of the Class T Common Stock. The business address of the Directors and Named Executive Officers listed below is the address of our principal executive office, 150 North Riverside Plaza, Suite 4200, Chicago, Illinois 60606.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Total Common Stock Outstanding

W. P. Carey Inc.(2)	12,208,243	5.34%

Michael G. Medzigian(3)	2,758,705	1.2%

Charles S. Henry	57,166	*

Michael D. Johnson	57,166	*

Katherine G. Lugar	22,964	*

Robert E. Parsons, Jr	65,941	*

William H. Reynolds, Jr.	57,213	*

Simon M. Turner	22,808	*

Brendan M. Medzigian	12,026	*

Gilbert J. Murillo	91,904	*

Mallika Sinha	11,319	*

Samuel C. Zinsmaster	45,427	*

All Directors and Executive Officers as a Group (11 Individuals)	3,202,639	1.4%*

*
Less than 1% of Class A Common Stock.

(1)
Share amounts may not sum to total due to rounding of fractional shares.

(2)
W. P. Carey was the beneficial owner of 12,208,243 shares in the aggregate at April 25, 2021. As of that date, W. P. Carey had shared dispositive power and shared voting power with respect to 12,208,243 shares.

(3)
Shares are held by the Michael G. Medzigian Revocable Trust and Watermark Capital Partners, LLC. Includes 2,417,996 shares issuable upon the exchange of operating partnership units.

The Purchaser of the Series B Preferred Stock also owns the Warrants, which entitle the Purchaser to purchase 16,778,446 OP Units for a nominal exercise price, which in turn may be redeemed by the Purchaser for cash or, at our election, shares of our Class A common stock on a one-for-one basis. The Warrants and OP Units issued on exercise of the Warrants, will participate in all distributions paid by us on shares of our Class A common stock.

34      |     Proxy Statement and Notice of 2021 Annual Meeting

Equity Compensation Plan Information

The following table presents information regarding our Incentive Plan as of December 31, 2020:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by security holders	847,330	(1)	0	(2)	895,940	(3)

Equity compensation plans not approved by security holders	0		0		0

	847,330	(1)	0	(2)	895,940	(3)

(1)
Reflects unvested RSUs granted under the Incentive Plan.

(2)
All RSUs are settled in shares of Class A Common Stock on a one-for-one basis and accordingly do not have a weighted-average exercise price.

(3)
Following December 31, 2020, awards under the Incentive Plan in the aggregate may not exceed 5,500,000 shares of Class A Common Stock and Class T Common Stock in the aggregate.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our Directors, Executive Officers and any persons who are the beneficial owners of more than 10% of our shares file reports of their ownership and changes in ownership of our shares with the SEC. Based upon, but not limited to, a review of Section 16 reports filed with the SEC and other written representations that no other reports were required to be filed during the year, we believe that except as set forth below our Directors and Executive Officers were in compliance with the reporting requirements of Section 16(a) during 2020. In 2020, Michael G. Medzigian, the Company's Chief Executive Officer, filed a late Form 4 on April 15, 2020 with respect to the payment of asset management fees in shares of Class A common stock due to an administrative error by the Company. We know of no stockholder who beneficially owned more than 10% of our stock.

36      |     Proxy Statement and Notice of 2021 Annual Meeting

Board Committees

The Board of Directors has established a standing Audit Committee, comprised of Michael D. Johnson, Robert E. Parsons, Jr., William H. Reynolds, Jr. and Simon M. Turner (Chairman); a standing Nominating and Governance Committee, comprised of Charles S. Henry (Chairman), Michael D. Johnson, Katherine G. Lugar and William H. Reynolds, Jr.; and a standing Compensation Committee, comprised of Charles S. Henry, Katherine G. Lugar (Chair), Robert E. Parsons, Jr. and Simon M. Turner.

Audit Committee	The Audit Committee meets on a regular basis at least quarterly and throughout the year as necessary. The Audit Committee's primary function is to assist the Board of Directors in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements and our independence qualifications, and the performance of our internal audit function and Independent Registered Public Accounting Firm, all in accordance with the Audit Committee charter. The Directors who serve on the Audit Committee are all "independent" as defined in our Bylaws, the New York Stock Exchange listing standards and applicable rules of the Securities and Exchange Commission ("SEC"). The Audit Committee is currently comprised of Michael D. Johnson, Robert E. Parsons, Jr., William H. Reynolds, Jr. and Simon M. Turner (Chairman). The Board of Directors has determined that Mr. Turner, an Independent Director, and Mr. Parsons, an Independent Director, are each a "financial expert" as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"). The Board of Directors has adopted a formal written charter for the Audit Committee, which can be found on our website (www.watermarklodging.com) in the "Corporate Governance" section.

Nominating and Governance Committee	The Nominating and Governance Committee's responsibilities include developing and implementing policies and practices relating to corporate governance; developing and reviewing background information of candidates for the Board of Directors, including those recommended by stockholders; and making recommendations to the Board of Directors regarding such candidates.

Compensation Committee	The primary functions of the Compensation Committee include setting compensation programs that apply generally to WLT's employees; reviewing compensation with respect to Directors; reviewing and making recommendations to the Board of Directors regarding the compensation structure for all current Named Executive Officers and other key employees, including salaries, cash incentive awards and participation in equity incentive plans; and reviewing goals and objectives relevant to Named Executive Officers' compensation and evaluating their performance.

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Report of the Audit Committee

The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act except to the extent that we incorporate it by specific reference.

The Audit Committee reports as follows with respect to the audit of the Company's fiscal 2020 audited financial statements.

The Audit Committee held eight regularly scheduled meetings during 2020.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with the management of the Company.

Management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company's outside or external auditors, PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm. The Independent Registered Public Accounting Firm is responsible for auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee reviews the performance of the Company's internal audit function and the qualification of its audit personnel. The Audit Committee does not prepare financial statements or conduct audits.

The Audit Committee has discussed with the Independent Registered Public Accounting Firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has received written disclosures and the letter from the Independent Registered Public Accounting Firm required by the applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm's communication with the Committee concerning independence and has discussed with the Independent Registered Public Accounting Firm its independence from the Company. Based on review and discussions of the Company's audited financial statements with management and discussions with the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2020 be included in the Annual Report on Form 10-K for filing with the SEC.

Submitted by the Audit Committee:
Simon M. Turner, Chairman Michael D. Johnson Robert E. Parsons, Jr. William H. Reynolds, Jr.

38      |     Proxy Statement and Notice of 2021 Annual Meeting

Audit Committee Matters

Fees Billed by PricewaterhouseCoopers LLP During Fiscal Years 2020 and 2019

The following table sets forth the approximate aggregate fees billed to the Company during fiscal years 2020 and 2019 by PricewaterhouseCoopers LLP, categorized in accordance with the rules and regulations of the SEC:

	2020		2019

Audit Fees(1)	$1,819,500	(2)	$724,000

Audit-Related Fees(3)	—		90,000

Tax Fees(4)	56,200		25,000

All Other Fees	—		—

Total Fees	$1,875,700		$839,000

(1)
Audit Fees: this category consists of fees for professional services rendered for the audits of WLT's audited 2020 and 2019 financial statements, the review of the financial statements included in the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 for each of the 2020 and 2019 fiscal years and audit services related to the merger with CWI 1 (as well as other audit services, including Form 8-K review).

(2)
2020 Audit Fees are higher than 2019 primarily related to the addition of the CWI 1 assets to the portfolio and the merger and internalization.

(3)
Audit-Related Fees: this category consists of audit-related services related to the proposed merger with CWI 1 performed by PricewaterhouseCoopers LLP.

(4)
Tax Fees: this category consists of fees billed to CWI 2 by PricewaterhouseCoopers LLP for tax compliance consultation services.

Pre-Approval by Audit Committee

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and is detailed as to the particular service or category of services. The Independent Registered Public Accounting Firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the Independent Registered Public Accounting Firm in accordance with such pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

If a non-audit service is required before the Audit Committee's next scheduled meeting, the Committee has delegated to its Chairman, the authority to approve such services on its behalf, provided that such action is reported to the Committee at its next meeting.

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Proposal Four: Ratification of Appointment of Independent Registered Public Accounting Firm

From WLT's inception, we have engaged the firm of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm. The Audit Committee has approved the engagement of PricewaterhouseCoopers LLP as the Company's auditors for 2021. PricewaterhouseCoopers LLP also served as auditor for CWI 1. A representative of PricewaterhouseCoopers LLP will be available at the Annual Meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions from stockholders.

Although stockholder ratification of PricewaterhouseCoopers LLP's appointment is not required by the Articles, the Bylaws or otherwise, the Board of Directors is submitting the ratification of

PricewaterhouseCoopers LLP's appointment for the year 2021 to the Company's stockholders. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for the year 2021, but will not be obligated to terminate the appointment. Even if the stockholders ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee in its discretion may direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if the committee determines that such a change would be in the Company's interests.

The Board of Directors recommends a vote FOR the ratification of appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2021.

40      |     Proxy Statement and Notice of 2021 Annual Meeting

VIEW MATERIALS & VOTE w SCAN TO WATERMARK LODGING TRUST, INC. ATTN: INVESTOR RELATIONS 150 NORTH RIVERSIDE PLAZA, SUITE 4200 CHICAGO, IL 60606 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/WLT2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D53079-P49182 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. WATERMARK LODGING TRUST, INC. The Board of Directors recommends you vote FOR the following Directors to serve until the 2022 annual meeting: 1. Election of Directors Nominees: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 01) Charles S. Henry 02) Michael D. Johnson 03) Katherine G. Lugar 04) Michael G. Medzigian 05) Robert E. Parsons, Jr. 06) William H. Reynolds, Jr. 07) Simon M. Turner The Board of Directors recommends that you vote FOR the following proposal: 2.To Approve, on a Non-Binding, Advisory Basis, the Compensation of our Named Executive Officers. The Board of Directors recommends that you vote FOR the following proposal: 4.Ratification of Appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2021. NOTE: Such other matters as may properly come before the meeting at the discretion of the proxy holders. For Against Abstain For Against Abstain ! ! ! ! ! ! The Board of Directors recommends that you vote 1 YEAR for the following 1 Year 2 Years 3 Years Abstain proposal: 3.To Appr ove, on a Non-Binding, Advisory Basis, the Frequency of Future Non-Binding Advisory Votes on the Compensation of our Named Executive Officers. ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com. D53080-P49182 WATERMARK LODGING TRUST, INC. Annual Meeting of Stockholders June 16, 2021 This proxy is solicited by the Board of Directors The undersigned stockholder of Watermark Lodging Trust, Inc. a Maryland corporation (the "Company"), appoints Mallika Sinha and Michael G. Medzigian, and each of them, with full power of substitution, as proxy to attend the Annual Meeting of Stockholders of the Company to be held virtually at www.virtualshareholdermeeting.com/WLT2021 on June 16, 2021, at 9:30 a.m., local Chicago time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. Continued and to be signed on reverse side